CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated June 24, 1994, except as to Notes 14 and 21, which are as of August 15, 1994 and July 26, 1994, respectively, appearing on page 37 of AMERCO's Annual Report on Form 10-K for the year ended March 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP


September 1, 1994
Phoenix, Arizona